UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2006 (August 2, 2006)

St. Mary Land & Exploration Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado 80203

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

In accordance with General Instruction B.2. of Form 8-K, the following information in this report, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, and such information and Exhibit shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except unless expressly set forth by specific statement or reference in such a filing.

On August 2, 2006, St. Mary Land & Exploration Company (“the Company”) issued a press release announcing its results of operations for the second quarter 2006.  A copy of the press release is furnished as Exhibit 99.1 to this report.  As indicated in the press release, the Company has scheduled a related second quarter 2006 earnings teleconference call for August 3, 2006, at 8:00 a.m. (MDT).  The teleconference call is publicly accessible, and the press release includes instructions as to when and how to access the teleconference and the location on the Company’s web site where the teleconference information will be available.

The press release contains information about the Company’s discretionary cash flow, which is a “non-GAAP financial measure” under SEC rules.  The press release also presents information about the Company’s net cash provided by operating activities, which is the most directly comparable GAAP financial measure, and contains a reconciliation of discretionary cash flow to net cash provided by operating activities for the periods presented, a presentation of other cash flow information under GAAP, and a statement indicating why management believes that the presentation of discretionary cash flow provides useful information to investors.

Item 9.01                                             Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this report:

Exhibit 99.1 Press release of St. Mary Land & Exploration Company dated August 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date: August 2, 2006	By:	/S/ DAVID W. HONEYFIELD
David W. Honeyfield
Vice President — Chief Financial Officer, Secretary
and Treasurer